EXHIBIT (21)


                                SUBSIDIARIES OF REGISTRANT



      Registrant owns 100% of the outstanding stock of the following insurance companies:


           Name                                           State of Formation
           ----                                           ------------------

Atlantic States Insurance Company                            Pennsylvania

Southern Insurance Company of Virginia                         Virginia

Delaware American Insurance Company                            Delaware

      Registrant owns 100% of the outstanding stock of the following business corporation:


           Name                                           State of Formation
           ----                                           ------------------

Atlantic Inspection Services, Inc.                             Maryland